UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Background Information

ClearPoint Business Resources, Inc. (“ClearPoint”) has previously reported that, on March 1, 2005, ClearPoint Resources, Inc. (formerly Mercer Staffing, Inc.) (“CPR”), ClearPoint’s wholly-owned subsidiary, issued the following notes:

(i) a Promissory Note (“Blue Lake Note”) to Blue Lake Rancheria (“Blue Lake”) for $1,290,000 in principal amount guaranteed by Michael Traina, ClearPoint’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, former director and President of ClearPoint; and

(ii) Amended and Restated Notes (collectively the “Notes” and each Amended and Restate Note, the “Note”) to each of Matthew Kingfield, B&N Associates, LLC, Alyson P. Drew and Fergco Bros Partnership (collectively, “Noteholders” and individually, the “Noteholder”), stockholders of ClearPoint, for $50,000, $100,000, $100,000 and $300,000, respectively. Ms. Drew is the spouse of ClearPoint’s director Parker Drew.

The Blue Lake Note and the Notes matured on March 31, 2008. Effective March 31, 2008, ClearPoint amended and restated the Blue Lake Note and the Notes and extended their maturity date under the following agreements, certain material terms of which are summarized below: (i) the Agreement, dated as of March 31, 2008, by and between CPR and Blue Lake (the “Blue Lake Agreement”), (ii) the Second Amended and Restated Promissory Note, dated March 31, 2008 (the “Amended Note” and collectively, the “Amended Notes”) issued by CPR to each Noteholder; and (iii) a Warrant (the “Warrant”) to purchase 45,000 shares (“Warrant Shares”) of ClearPoint’s common stock issued to each Noteholder.

Blue Lake Agreement

The Blue Lake Agreement sets forth certain agreements between CPR and Blue Lake with respect to the amendment and restatement of the Blue Lake Note. CPR and Blue Lake have acknowledged that the Blue Lake Agreement constitutes a legally binding obligation and commitment on the parties thereto which will be further documented in definitive, binding agreements to be completed no later than April 14, 2008.

Pursuant to the Blue Lake Agreement, the principal amount of $1,290,000 is due and payable as follows: (i) $200,000 is payable no later than April 8, 2008, (ii) $50,000 is payable on the first business day of each calendar month for 12 consecutive months (totaling $600,000 in the aggregate), the first payment to occur on May 1, 2008 and the last to occur on April 1, 2009, and (iii) on April 30, 2009, CPR is obligated to pay to Blue Lake the balance of the principal amount, equal to $490,000, plus accrued interest.

The interest rate was increased from 6% to 10% per annum. ClearPoint agreed to issue 900,000 shares (“Escrow Shares”) of ClearPoint’s common stock to Blue Lake to be held in escrow, pursuant to an escrow agreement, as security for the payment of the principal amount and interest under the amended and restated Blue Lake Note.

ClearPoint offered and sold the Escrow Shares to Blue Lake in reliance on the exemption from the registration requirements of Securities Act of 1933, as amended (the “Securities Act”) under (i) Section 4(2) of the Securities Act, based upon a determination that the Escrow Shares are being issued to a sophisticated investor who could fend for itself and who had access to, and was provided with, certain information that would otherwise be contained, or incorporated by reference, in a registration statement and there was no general solicitation or (ii) Rule 506 of Regulation D under the Securities Act, based upon a determination that the Escrow Shares are being issued to an “accredited investor,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising.

Amended Note

Each Amended Note is due and payable on March 31, 2009, provided that CPR has the right to extend this maturity date to March 31, 2010 by providing notice to the Noteholder. All sums outstanding from time to time under each Amended Note bear the same interest of 12% per annum as under the Note. CPR’s failure to make any payment of principal or interest under the Amended Note when such payment is due constitutes an event of default, if such default remains uncured for 5 business days after written notice of such failure is given to CPR by the Noteholder. In consideration of each Noteholder agreeing to extend the maturity date of the Note, ClearPoint agreed to issue the Warrant to each Noteholder to purchase, in the aggregate, 180,000 Warrant Shares as described below.

Warrant

The Warrant gives the Noteholder the right to purchase 45,000 Warrant Shares at an exercise price per share equal to $1.55, the closing price per share of common stock on March 31, 2008. If CPR extends the maturity date of the Amended Note to March 31, 2010, then the Noteholder will have the right to receive the second warrant to purchase additional 45,000 shares of common stock at an exercise price equal to the closing price of common stock on March 31, 2009, but in no event at an exercise price lower than $1.55. The Warrant is immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010. The exercise price and the number of Warrant Shares are subject to adjustment in certain events, including a stock split and reverse stock split.

ClearPoint offered and sold the Warrants in the private placement to “accredited investors,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising, and, as a result, ClearPoint relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D.

General Information

The Blue Lake Agreement, the Amended Notes and the Warrants (collectively, the “Transaction Documents”) also included various representations, warranties, covenants and other provisions, as applicable, customary for the transactions of this nature.

The foregoing is a summary of the material provisions of the Transaction Documents. This summary is not intended to be complete and is qualified in its entirety by reference to the Transaction Documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

ClearPoint entered into the Blue Lake Agreement and Amended Notes, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

ClearPoint issued Escrow Shares and Warrants, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Kurt Braun
Name:	Kurt Braun
Title:	Chief Financial Officer

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